UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2014

WEST END INDIANA BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54578	36-4713616
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

34 South 7th Street, Richmond, Indiana	47374
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (765) 962-9587

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

On May 13, 2014, the 2014 Annual Meeting of Stockholders of West End Indiana Bancshares, Inc. (the “Company”) was held at the main office of West End Bank, S.B., located at 34 South 7th Street, Richmond, Indiana 47374 at 10:00 a.m., local time (the “2014 Annual Meeting”).  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 15, 2014. The final results of the shareholder votes are as follows:

Proposal 1 – Election of Directors

The shareholders elected each director nominated to serve for a term of three years as follows:
	For	Withheld	Broker-Non Votes
Craig C. Kinyon	847,741	152,169	215,037

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders approved the ratification of the appointment of BKD, LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2014 as follows:

For	Against	Abstain
1,214,847	0	100

Proposal 3 – A non-binding proposal to give advisory approval regarding the compensation of the Company's named executive officers

The shareholders approved the resolution regarding the compensation of the Company’s named executive officers as disclosed in the proxy statement as follows:

For	Against	Abstain	Broker-Non Votes
968,090	18,307	13,513	215,037

Item 9.01                      Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WEST END INDIANA BANCSHARES, INC.
DATE: May 16, 2014	By:/s/ John P. McBride
John P. McBride
President and Chief Executive Officer